Q3’24 Business Update November 2024 © 2024 Luminar Technologies, Inc. All rights reserved. | 2 Luminar Creating advanced LiDAR and software[1] to enable the world’s safest and smartest vehicles. Please refer to Footnotes on page 37 for more detail. © 2024 Luminar Technologies, Inc. All rights reserved. | 3 Forward-looking statements This presentation of Luminar technologies, inc. (“Luminar” or the “company”) includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private securities litigation reform act of 1995. Forward-looking statements may be identified by the use of words such as “future,” “growth,” “opportunity,” “well-positioned,” "forecast," "intend," "seek," "target," “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding whether next generation sensors and software will be developed successfully or will accelerate automaker adoption, whether new automaker agreements will develop successfully into product launches, whether cost reduction efforts will continue to result in improved operational and financial efficiency, including projected free cash flow generation, expected achievement and timing of manufacturing scale up, OEM production readiness, next-gen LiDAR prototype development, continued software and AI development and performance, program milestones, Order Book growth, expected milestones, market size estimates, product efficacy, near-term priorities, including plans to ramp production and ramp down costs, operating expenses and cost of sales, and the financial guidance for Q4 2024. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of Luminar’s management and are not guarantees of actual performance. You are cautioned not to place undue reliance upon any forward-looking statements, including the projections, which speak only as of the date made. Luminar does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this presentation are based on the company’s current expectations and beliefs concerning future developments and their potential effects on Luminar. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including the risks discussed in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Luminar’s most recently filed periodic reports on Form 10-K and Form 10-Q, and other documents Luminar files with the SEC in the future. Should one or more of these risks or uncertainties materialize, or should any of management’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward- looking statements. Luminar does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not put undue reliance on these statements. Trademarks and trade names Luminar owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended in, and does not imply, a relationship with Luminar, or an endorsement or sponsorship by or of Luminar. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Luminar will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor in these trademarks, service marks and trade names. Industry and market data In this presentation, Luminar relies on and refers to information and statistics regarding the sectors in which Luminar competes and other industry data. Luminar obtained this information and statistics from third- party sources, including reports by market research firms. Although Luminar believes these sources are reliable, the company has not independently verified the information and does not guarantee its accuracy and completeness. Luminar has supplemented this information where necessary with information from discussions with Luminar customers and Luminar’s own internal estimates, taking into account publicly available information about other industry participants and Luminar’s management’s best view as to information that is not publicly available. Notice of late filing Luminar expects to file a notification of late filing on Form 12b-25 with the SEC, which will provide an automatic 5-day extension of the filing deadline for its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 (the “Quarterly Report”), to November 18, 2024. Luminar requires additional time to complete the quarter-end review due to the complexity of the analysis relating to the previously announced convertible notes exchange transaction consummated in August 2024. Luminar expects to file the Quarterly Report as soon as practicable within the 5-day extension period. Disclaimer & Cautionary Note © 2024 Luminar Technologies, Inc. All rights reserved. | 4 Use of non-GAAP financial measures The financial information and data contained in this presentation is unaudited and does not conform to regulation S-X promulgated under the securities act of 1933, as amended. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any filing Luminar makes with the SEC. Luminar has not filed its Form 10-Q for the quarter ended September 30, 2024. As a result, all financial results described in this presentation should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time that Luminar files its Form 10-Q. In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this presentation contains certain non-GAAP financial measures and certain other metrics. Non-GAAP financial measures and these other metrics do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures and metrics presented by other companies. Luminar considers these non-GAAP financial measures and metrics to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures and metrics to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures and metrics are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures and metrics should not be considered a substitute for financial information presented in accordance with GAAP. This presentation includes non-GAAP financial measures, including non-GAAP cost of sales, gross loss/gross profit, operating expenses, net loss, EPS and Free Cash Flow. Non-GAAP cost of sales is defined as GAAP cost of sales adjusted for stock-based compensation expense and amortization of intangible assets. Non-GAAP gross loss/gross profit is defined as GAAP gross loss/gross profit adjusted for stock-based compensation expense and amortization of intangible assets. Non-GAAP operating expenses is defined as GAAP operating expenses adjusted for stock-based compensation expense, amortization of intangible assets, impairment of goodwill and intangible assets, and transaction costs relating to acquisition activities. Non-GAAP net loss is defined as GAAP net loss adjusted for stock- based compensation expense, amortization of intangible assets, accelerated depreciation related to certain property, plant, and equipment items, impairment of goodwill and intangible assets, gain on extinguishment of debt, impairment of investments, restructuring costs, gain from certain acquisitions, transaction costs relating to acquisition activities, change in fair value of embedded derivative, and change in fair value of warrant liabilities. Non-GAAP EPS is defined as Non-GAAP net loss divided by weighted average shares outstanding for the period. Free Cash Flow is defined as operating cash flow less capital expenditures. We use “Order Book” as a metric to measure performance against anticipated achievement of planned key milestones of our business. Order Book is defined as the forward-looking cumulative billings estimate of Luminar’s hardware and software products over the lifetime of given vehicle production programs which Luminar’s technology is expected to be integrated into or provided for, based primarily on projected / actual contractual pricing terms and our good faith estimates of “take rate” of Luminar’s technology on vehicles. “Take rates” are the anticipated percentage of new vehicles to be equipped with Luminar’s technology based on a combination of original equipment manufacturer (“OEM”) product offering decisions and predicted end consumer purchasing decisions. We include programs in our Order Book when (a) we have obtained a written agreement (e.g. non-binding expression of interest arrangement or an agreement for non-recurring engineering project) or public announcement with a major industry player, and (b) we expect to ultimately be awarded a significant commercial program. We believe Order Book provides useful information to investors as a supplemental performance metric as our products are currently in a pre-production stage and therefore there are currently no billings or revenues from commercial grade product sales. OEMs customarily place non-cancelable purchase orders with their automotive component suppliers only shortly before or during production. Consequently, we use Order Book to inform investors about the progress of expected adoption of our technologies by OEMs because there is, in our view, no other better metric available at our stage. The Order Book estimate may be impacted by various factors, as described in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent filings with the Securities and Exchange Commission, including, but not limited to the following: (i) None of our customers make contractual commitments to use our LiDAR sensors and software until all test and validation activities have been completed, they have finalized plans for integrating our systems, have a positive expectation of the market demand for our features, and unrelated to us, have determined that their vehicle is ready for market and there is appropriate consumer demand. Consequently, there is no assurance or guarantee that any of our customers, including any programs which we included in our Order Book estimates will ever complete such testing and validation or enter into a definitive volume production agreement with us or that we will receive any billings or revenues forecasted in connection with such programs; (ii) The development cycles of our products with new customers vary widely depending on the application, market, customer and the complexity of the product. In the automotive market, for example, this development cycle can be as long as seven or more years. Variability in development cycles make it difficult to reliably estimate the pricing, volume or timing of purchases of our products by our customers; (iii) Customers cancel or postpone implementation of our technology; (iv) We may not be able to integrate our technology successfully into a larger system with other sensing modalities; and (v) The product or vehicle model that is expected to include our LiDAR products may be unsuccessful, including for reasons unrelated to our technology. These risks and uncertainties may cause our future actual sales to be materially different than that implied by the Order Book metric. Disclaimer & Cautionary Note

© 2024 Luminar Technologies, Inc. All rights reserved. | 5 Q3’24 Business Update © 2024 Luminar Technologies, Inc. All rights reserved. | 6 Q3'24 BUSINESS UPDATE Luminar Announces Expansions With 2 Global OEMs Shortly after the quarter, a major Japanese OEM expanded its Advanced Development Contract with Luminar The new agreement includes continued collaboration on the OEM’s next-generation system using Luminar’s LiDAR, as well as paid development of new software capabilities This highlights Luminar’s role as a key enabler for next-gen automotive systems, demonstrating our leadership in both LiDAR and software. We expect to share additional information in the first half of 2025 With the EX90 now being delivered to customers, Volvo is expanding their business with Luminar Luminar has been selected to be featured as standard equipment on an additional vehicle model in Volvo Cars line-up This demonstrates Volvo's commitment to safety, endorsing Luminar’s leadership in LiDAR and ability to execute and industrialize in scale We continue to meet all key deliverables for the global EX90 production ramp, shipping more sensors in Q3 than the past three quarters combined Volvo & Japanese automaker announcements prove our ability to execute and expand A Major Japanese Automaker Volvo Cars © 2024 Luminar Technologies, Inc. All rights reserved. | 7 Q3'24 BUSINESS UPDATE Cost Actions Update In Sept ‘24, we took additional cost-saving actions under our Restructuring Plan, including reductions to our non-technical workforce. We expect these actions, along with other cost-saving measures to take place over the coming quarters, to generate ~$80M in annual cash savings on a run-rate basis. These expected savings are incremental to actions announced in conjunction with our expanded partnership with TPK in May ’24. Our Q3 results show early returns from our cost savings measures; we expect to see continued improvement in Q4 as we realize the benefits of actions taken in September. Cost Actions Summary Our cost actions are not expected to adversely impact our technical milestones, customer programs, or product deliverables in any material respect Please refer to Footnotes on page 37 for more detail. Quarterly GAAP Operating Cash Flow ($M) Quarterly Non-GAAP[2] Free Cash Flow [3] ($M) Savings Realized Savings Realized $81 $78 $56 $50 $55 $60 $65 $70 $75 $80 $85 Q1'24 Q2'24 Q3'24 $83 $78 $58 $50 $55 $60 $65 $70 $75 $80 $85 Q1'24 Q2'24 Q3'24 © 2024 Luminar Technologies, Inc. All rights reserved. | 8 Q3'24 BUSINESS UPDATE First Point Cloud Generated by Luminar Halo In Q3’24, we generated our first Point Cloud with Luminar Halo, achieving a critical milestone on the program. This demonstrates industry-leading long range LiDAR data fidelity for improved safety and autonomous capabilities. While Iris was designed to kick off a new era of safety and autonomy, Luminar Halo is designed to accelerate it to mass adoption with improved size and cost. Luminar is leveraging prior R&D investment and learnings from industrializing Iris to develop Luminar Halo at unprecedented cost and efficiency. Luminar's Technical Campus in Orlando, Florida

Q3'24 BUSINESS UPDATE

2024 Year-End Milestones

1 Pass final Run at Rate production audit ahead of Volvo SOP; Achieve global SOP & ramp with Volvo

Status: Achieved. Luminar passed the final Run at Rate production audit ahead of Volvo SOP

Status: Achieved. Luminar achieved Start of Production with Volvo in Q2, and continues to ramp production while meeting all of Volvo's key deliverables

2 Launch TPK facility for additional capacity and improved cost

Status: Achieved. In April 2024 we launched an expanded partnership with TPK to substantially reduce cost of industrialization. Subsequently, we announced a workforce reduction of roughly 20% as we transitioned to a more asset-light model

3 Unveil next-generation LiDAR; Deliver samples to customers

Status: Achieved. Luminar Halo was unveiled on Luminar Day in April '24

Status: On Track. Luminar is on track for sample deliveries to select customers by year-end

4 Expand ecosystem around LiDAR (e.g. Semiconductors, Software, Insurance).

Status: On track. Luminar continues to build an ecosystem around its LiDAR technology to grow and capture value

In Q3, we finalized the partnership with our primary insurer for Luminar's consumer insurance program. In addition, we finalized the design of the customer experience within our insurance app, which has been well received by distribution partners

© 2024 Luminar Technologies, Inc. All rights reserved. | 9

Luminar Overview

CONFIDENTIAL | © 2023 Luminar Technologies, Inc. All rights reserved. | 10

STATE OF THE INDUSTRY

What's the Problem?

1.2 million
annual fatalities from vehicle collisions globally

1 in 100
of us will tragically lose our life in a car crash

$1 trillion
estimated to be paid annually to global automotive insurance companies by 2027

We need a **step change** in ADAS & AV technology to make a true impact and save lives.

Sources: WHO, NHTSA (Data as of 2019), NSC (US Data), Allied Market Research (Data as of 2020).

© 2024 Luminar Technologies, Inc. All rights reserved. | 11

OVERVIEW

Luminar is the Established Leader for LiDAR Rapid Growth


Founded by Austin Russell
Hydra Launched
Volvo Partnership
Nissan Partnership
Iris+ Announced
Plus Trucking Partnership
Luminar Halo Announced
Volvo EX90 Launched
2012-2021
2021-2022
2022-2023
2024
Model G Launched
Pony.ai Partnership
Iris Announced
Mercedes-Benz Partnership
Polestar Partnership
Scale.ai Partnership
Swiss Re Partnership
Sentinel Software™ Launch[1]

Please refer to Footnotes on page 37 for more detail.

© 2024 Luminar Technologies, Inc. All rights reserved. | 12

OVERVIEW

Luminar's competitive moat is reinforced by our end-to-end ecosystem

Insurance	Swiss Re
OEM Partners	Volvo, Nissan, Polestar, Mercedes-Benz
Platform Partners	NVIDIA, mobileye, Qualcomm, ecarx
Software Stack	scale 
Series Production	Celestica, fabrinet, TPK
LiDAR Systems	
Transceiver	
Semiconductors	

DEVELOPED BY Luminar

Software[1] enables LiDAR's performance & increase stickiness with customers.

LiDAR systems deliver unparalleled performance with pathway to scale & economics.

Semiconductors unlock product architecture & performance.

Please refer to Footnotes on page 37 for more detail.

© 2024 Luminar Technologies, Inc. All rights reserved. | 13

LIDAR'S ADVANTAGE

What's the LiDAR Opportunity?

L2+ ➡ L3 & Beyond

Next-Gen ADAS & AV is Coming



LiDAR useful for L2+

To improve safety performance versus Camera/RADAR



LiDAR **required** for L3 & Beyond

To provide reliable 3-D context & object detection for safe autonomy, along with upgrade optionality from L2+



~197M Unit TAM

Estimated ADAS & AV LiDAR TAM* in 2030



Note: *Estimated TAM of LiDAR in ADAS Applications by 2030 according to Frost & Sullivan.

© 2024 Luminar Technologies, Inc. All rights reserved. | 14

LIDAR'S ADVANTAGE

Why LiDAR?

For Safety

Vehicles with current camera/RADAR systems experienced collisions in 70% of pedestrian AEB scenarios*.

Safety regulations are getting increasingly tough. 0% of camera/RADAR systems today appear equipped to meet tougher safety standards.

LiDAR introduces reliable object detection & distance measurement to reduce collisions and avoid false positives.


Camera

For Autonomy

Camera infers a 3-D model from a 2-D image; RADAR struggles with detection, particularly at distance.

This means camera/RADAR have unreliable object detection & distance measurement to enable autonomy.

LiDAR provides most reliable 3-D context & object detection, broad sensor utility, and functional availability in all driving scenarios & conditions to enable autonomy. LiDAR also introduces redundancy with other sensors.


Luminar LiDAR

Sources: *IIHS, AAA.

© 2024 Luminar Technologies, Inc. All rights reserved. | 15

LIDAR'S ADVANTAGE

Swiss Re: Luminar LiDAR Proven to Improve Safety

"Our results show that the Luminar system-equipped vehicle is expected to avoid up to 25% more collisions than the same vehicle without the Luminar equipment and it is expected to enhance the mitigation power by up to 29%.

Compared to the two best vehicles in Swiss Re's benchmark the difference in expected frequency is up to 27%, while in mitigation power it is up to 40%.

This means that the Luminar-equipped vehicle is expected to avoid more collisions as well as decrease the impact of collisions when they happen."

Swiss Re


Other Vehicles
Luminar Equipped Vehicles
As compared to the other vehicles in Swiss Re's database, Cars equipped with Luminar technology delivered up to
27%
reduction in frequency of accidents
The Swiss Re accidents database is based on accidents statistics with 1 billion vehicle years of exposure and 70 million insurance claims.


Of the accidents that still happen, Luminar technology
reduced severity
by up to
40%
The Swiss Re accidents database is based on accidents statistics with 1 billion vehicle years of exposure and 70 million insurance claims.

Note: For more detail, see Swiss Re's report HERE, published April 24, 2024.

© 2024 Luminar Technologies, Inc. All rights reserved. | 16

LUMINAR'S ADVANTAGE

Differentiated Approach to Driving the AV Future

Industry is focused on replacing the driver.

Billions spent in efforts to replace the driver with no near-term reliable solution in sight.

The Vision



The Reality





Photo Credit: The San Francisco Standard (L), ABC 15 Arizona (R).

© 2024 Luminar Technologies, Inc. All rights reserved. | 17

LUMINAR'S ADVANTAGE

Differentiated Approach to Driving the AV Future

Luminar's strategy is to Enhance the driver.

We are the first and only LiDAR technology made standard on a global production vehicle.


VOLVO






NISSAN

© 2024 Luminar Technologies, Inc. All rights reserved. | 18

LUMINAR'S ADVANTAGE

Luminar & LiDAR are Powertrain Agnostic

Internal Combustion



Electric Vehicle



Hybrid Vehicle



Luminar is currently planned into

Programs Across All Major Powertrains

© 2024 Luminar Technologies, Inc. All rights reserved. | 19

LUMINAR'S ADVANTAGE

Why Luminar?

Others

Path of Least Resistance

Product decisions were made to
1. Get to market as fast as possible
2. Use off-the-shelf components

Standard technology is not developed to meet the long-term application of safe autonomy.

Luminar

Path of Most Performance

Product decisions were made to meet the needs of highway speed autonomy and maximum safety.

These needs required custom component development from the chip-level up and supply chain development to achieve performance, scale, and economics.

© 2024 Luminar Technologies, Inc. All rights reserved. | 20

LUMINAR'S ADVANTAGE

Why 1550nm?

To deliver safe highway speed autonomy Range x Resolution is required.

905nm wavelength operates closer to that visible by human eye & can cause eye damage.

1550nm can output more power than 905nm while remaining eye safe.

1550nm emits on average 17x more photons into environment than 905nm.
17x photon budget = Better Range x Resolution

1550nm has more robust performance across solar & weather conditions.



Birds Eye Point Cloud Illustration of Luminar versus 905nm Peers



200m
100m
50m
905nm Peer A
Points/Frame @ >50m
1.6K
905nm Peer B
Points/Frame @ >50m
5.6K
1550nm Luminar
Points/Frame @ >50m
21.4K

© 2024 Luminar Technologies, Inc. All rights reserved. | 21

LUMINAR'S ADVANTAGE

Our Foundational Technology Moat

Custom developed components from Luminar Semiconductor, Inc.



Gen 4 laser chip (InP)



Laser driver chip (Si)



5th gen receiver chip (InGaAs)



5th gen signal processing chip (Si)

Luminar's LiDAR leverages highly specialized components developed by Luminar Semiconductor Inc to:

Enable performance and lower supply chain cost

Enhance competitive moat

Accelerate pace of innovation



Laser & Laser Chip
ASIC
Receiver

81 Engineers

46 PhDs & M.Engs

© 2024 Luminar Technologies, Inc. All rights reserved. | 22

LUMINAR'S ADVANTAGE

Technology Roadmap to Mass Adoption

2017 **Model G-Series**

Built for Proof of Concept





2019 **Hydra**

Built for Test & Development





ProPILOT

2022 **Iris Family**

Built for Series Production







2026 **Luminar Halo**

Built for Scale & Mass Adoption





© 2024 Luminar Technologies, Inc. All rights reserved. | 23

LOOKING BACK

Luminar has Separated from the Pack

2020	Now	
>100	<10	1
Estimated number of LiDAR efforts	LiDAR companies that successfully developed and industrialized product	LiDAR industrialized, launched & standard on global production vehicle

Note: IDTechEx estimated 106 3D LiDAR players as of 2020.
Sources: IDTechEx, Forbes.

© 2024 Luminar Technologies, Inc. All rights reserved. | 24

© 2024 Luminar Technologies, Inc. All rights reserved. | 25 Near-Term Priorities LOOKING AHEAD 1 2 3 4 Ramp Production for Volvo & Others Post SOP Ramp Down Costs Post SOP OpEx & COGS Launch Additional Vehicle Programs Accelerate Luminar Halo to Market 5 Sufficiently Capitalize for Future Growth © 2024 Luminar Technologies, Inc. All rights reserved. | 26 Q3’24 Financials © 2024 Luminar Technologies, Inc. All rights reserved. | 27 Q3'24 BUSINESS UPDATE Q3'24 Financial Results Highlights Revenue $15.5M Below guidance for Q3 revenue to be flat to slightly higher vs. Q2 ($16.5M) Comments: The QoQ decline in revenue was primarily driven by lower revenue from a re-negotiated non-series production contract Excluding this re-negotiated contract, revenue would have been up QoQ, aided by growth in sensor sales Gross Loss GAAP = $(14.0)M Non-GAAP[2] = $(11.7)M Prior guidance for Q3 gross loss to increase vs. Q2 (excl. Q2 NRE contract loss of $1.7M) • In-line on a GAAP basis ($13.7M loss in Q2, incl. Q2 NRE contract loss) • Better on a non-GAAP basis ($11.9M loss) Comments: Q3 Non-GAAP Gross Loss was negatively impacted by ~$8M related to the slower series production ramp, including 1) Inventory build of production units at unfavorable economics, and 2) Contract manufacturing charges associated with slower production ramp This was partially offset by early returns from our cost savings actions Cash & Liquidity[4] $248.6M Cash & Liquidity $430.6M Incl. Equity Program $430.6M includes $198.6M of cash & equivalents, $50M of undrawn credit facility and $182M remaining under our equity finance program Q3 Free Cash Flow[3] of $(58.4)M improved by ~$20M vs. Q2; Q3 Operating Cash Flow of $(55.8)M improved by ~$22M vs. Q2 Comments: QoQ Change in Cash[5] of $(51.9)M vs. $(57.0)M in Q2, in line with guidance (excl. the $89M cash proceeds from new debt raised in Q3) $6M raised under equity financing program $1.4M of cash charges associated with restructuring efforts Please refer to Footnotes on page 37 for more detail. © 2024 Luminar Technologies, Inc. All rights reserved. | 28 Q3'24 BUSINESS UPDATE Q4’24 Gross Loss Q4’24 Gross Loss expected to improve significantly (down) QoQ Comments: Improvement driven by: Production downtime in Q4 to help reduce our inventory levels and better align with Volvo’s production rate Expected growth in non-series production sensor sales in Q4 Continued savings from our cost savings actions YE’24 Cash & Liquidity[5] Estimating ~$230M to $240M (down from $240M) Comments: Adding lower range due to lower Q3 equity program usage as well as higher restructuring cash charges Includes undrawn $50M line of credit obtained in Q1’24 We are starting to see early conversions from the convertible debt deal[6] we announced in Q2’24 earnings. Please refer to Footnote 6 on page 37 for more details. Financial Guidance Update Q4’24 Revenue Q4’24 revenue expected to grow moderately relative to Q3’24 Comments: Driven by growth in sensor sales, including both continued ramp of the Volvo EX90, as well as non- series production revenue We currently have sufficient inventory on hand to fully service Q4 demand Please refer to Footnotes on page 37 for more detail.

Appendix

© 2024 Luminar Technologies, Inc. All rights reserved. | 30

Condensed Consolidated Balance Sheets

In thousands
Unaudited

	Sept 30, 2024	June 30, 2023	Dec 31, 2023
ASSETS			
Current Assets:			
Cash and cash equivalents	$114,209	$52,335	$139,095
Restricted cash	1,937	1,758	1,529
Marketable securities	84,409	108,989	150,727
Accounts receivable	15,246	19,752	14,124
Inventory	17,636	14,026	12,196
Prepaid expenses and other current assets	30,449	33,175	32,950
Total current assets	263,886	230,035	350,621
Property and equipment, net	55,220	58,190	66,300
Operating lease right-of-use assets	41,036	44,408	42,706
Intangible assets, net	16,712	20,994	22,994
Goodwill	3,994	7,390	7,390
Other non-current assets	22,566	20,792	22,356
Total Assets	$403,414	$381,809	$512,367
LIABILITIES AND STOCKHOLDERS' DEFICIT			
Current Liabilities:			
Accounts payable	$28,761	$20,506	$21,113
Accrued and other current liabilities	47,954	37,402	52,605
Operating lease liabilities	10,978	11,370	10,154
Total current liabilities	87,693	69,278	83,872
Warrant liabilities	19	84	1,069
Convertible and senior notes	539,405	617,046	615,428
Operating lease liabilities, non-current	33,016	36,207	35,079
Other non-current liabilities	1,292	1,343	1,667
Total Liabilities	$661,425	$723,958	$737,115
Stockholders' Deficit:			
Class A common stock	42	39	34
Class B common stock	10	10	10
Additional paid-in capital	2,122,786	2,066,404	1,927,378
Accumulated other comprehensive income (loss)	241	(109)	2
Treasury stock	(312,477)	(312,477)	(312,477)
Accumulated deficit	(2,068,613)	(2,096,016)	(1,839,695)
Total Stockholders' Deficit	(258,011)	(342,149)	(224,748)
Total Liabilities and Stockholders' Deficit	$403,414	$381,809	$512,367

Q3 2024 Quarterly Business Update

Please refer to Footnotes on page 37 for more detail. 31

Condensed Consolidated Statements of Operations

In thousands, except share and per share data
Unaudited

	Three Months Ended			Nine Months Ended	
	Sept 30, 2024	June 30, 2024	Sept 30, 2023	Sept 30, 2024	Sept 30, 2023
Revenue:					
Products	$12,681	$15,739	$10,753	$43,721	$28,043
Services	2,812	712	6,206	9,190	19,622
Total revenue	15,493	16,451	16,959	52,911	47,665
Cost of sales:					
Products	24,128	19,969	27,273	68,604	71,535
Services	5,397	10,162	7,846	22,475	27,249
Total cost of sales	29,525	30,131	35,119	91,079	98,784
Gross loss	(14,032)	(13,680)	(18,160)	(38,168)	(51,119)
Operating expenses:					
Research and development	50,591	65,850	62,937	184,191	199,472
Sales and marketing	11,097	12,140	12,397	37,752	41,780
General and administrative	30,206	29,790	35,435	93,045	122,345
Impairment of goodwill & intangible assets	6,647	—	—	6,647	—
Restructuring costs	3,284	6,262	—	9,546	—
Total operating expenses	101,825	114,042	110,769	331,181	363,597
Loss from operations	(115,857)	(127,722)	(128,929)	(369,349)	(414,716)
Other income (expense), net:					
Change in fair value of warrant liabilities	65	163	2,373	1,050	1,345
Interest expense	(8,908)	(2,757)	(2,779)	(14,422)	(5,717)
Interest income	2,407	2,519	1,260	8,356	4,770
Gain on extinguishment of debt	147,346	—	—	147,346	—
Changes in fair value of embedded derivative	2,476	—	—	2,476	—
Gain from acquisition of EM4, LLC	—	—	—	1,752	—
(Losses)/gains related to investments & certain other assets, and other income/(expense)	32	(3,376)	(5,967)	(5,947)	(8,245)
Total other income (expense), net	143,418	(3,451)	(5,113)	140,611	(7,847)
Income/ (Loss) before provision for income taxes	27,561	(131,173)	(134,042)	(228,738)	(422,563)
Provision for income taxes	158	(566)	296	180	305
Net income (loss)	$27,403	$(130,607)	$(134,338)	$(228,918)	$(422,868)
Net income (loss) per share:					
Basic[8]	$0.06	$(0.29)	$(0.34)	$(0.51)	$(1.11)
Shares used in computing net income (loss) per share:					
Basic[8]	480,016,365	453,978,904	394,591,942	453,074,622	382,673,871

Q3 2024 Quarterly Business Update

Please refer to Footnotes on page 37 for more detail. 32

Condensed Consolidated Statement of Cash Flows

In thousands
Unaudited

	Nine Months Ended Sept 30,	
	2024	2023
Cash flows from operating activities:		
Net loss	$(228,918)	$(422,868)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	20,169	19,468
Amortization of operating lease right-of-use assets	6,464	5,095
Amortization of premium on marketable securities	(1,819)	(3,952)
Loss on marketable securities	2,201	7,774
Change in fair value of private warrants	(1,050)	(1,345)
Vendor stock-in-lieu of cash program	12,358	31,487
Gain from acquisition of EM4	(1,752)	—
Impairment of goodwill and other intangible assets	6,647	—
Amortization of debt discount and issuance costs	3,065	2,427
Change in fair value of embedded derivatives	(2,476)	—
Inventory write-offs and write-downs	20,737	17,343
Gain on extinguishment of debt and interest forfeiture	(147,217)	—
Share-based compensation, including restructuring costs	115,792	160,031
Losses and impairments on non-marketable securities and certain other assets	4,000	2,141
Change in product warranty and other	(2,367)	4,273
Changes in operating assets and liabilities:		
Accounts receivable	(59)	(7,729)
Inventories	(22,638)	(25,249)
Prepaid expenses and other current assets	(1,987)	10,858
Other non-current assets	(5,108)	(3,458)
Accounts payable	7,327	4,018
Accrued and other current liabilities	9,461	14,379
Other non-current liabilities	(7,522)	(9,219)
Net cash used in operating activities	**(214,692)**	**(194,526)**
Cash flows from investing activities:		
Acquisition of EM4 (net of cash acquired)	(3,831)	—
Acquisition of Seagate's LiDAR business	—	(12,608)
Purchases of marketable securities	(92,400)	(269,164)
Proceeds from maturities of marketable securities	154,837	390,836
Proceeds from sales/redemptions of marketable securities	3,737	51,569
Purchases of property and equipment	(4,244)	(21,129)
Net cash provided by investing activities	**58,099**	**139,504**
Cash flows from financing activities:		
Proceeds from issuance of Senior Notes, net of issuance costs	89,202	—
Net proceeds from issuance of Class A common stock under Equity Financing Program	41,806	38,711
Proceeds from issuance of Class A common stock to a wholly owned subsidiary of TPK	—	20,000
Proceeds from exercise of stock options	547	2,560
Proceeds from sale of Class A common stock under ESPP	800	1,406
Payments of employee taxes related to stock-based awards	(240)	(572)
Net cash provided by financing activities	**132,115**	**62,105**
Net increase (decrease) in cash, cash equivalents and restricted cash	**(24,478)**	**7,083**
Beginning cash, cash equivalents and restricted cash	140,624	71,105
Ending cash, cash equivalents and restricted cash	**$116,146**	**$78,188**

Q3 2024 Quarterly Business Update
Please refer to Footnotes on page 37 for more detail.
33

Reconciliation of GAAP Cost of Sales to Non-GAAP Cost of Sales

In thousands
Unaudited

	Three Months Ended			Nine Months Ended	
	Sept 30, 2024	June 30, 2024	Sept 30, 2023	Sept 30, 2024	Sept 30, 2023
GAAP cost of sales	$29,525	$30,131	$35,119	$91,079	$98,784
Non-GAAP adjustments:					
Stock-based compensation	(1,204)	(298)	(2,255)	(4,897)	(6,842)
Amortization of intangible assets	(197)	(166)	(166)	(529)	(497)
Accelerated depreciation related to certain property, plant & equipment items	(933)	(1,295)	(6,647)	(4,363)	(6,647)
Non-GAAP cost of sales	$27,191	$28,372	$26,051	$81,290	$84,798

Reconciliation of GAAP Gross Loss to Non-GAAP Gross Loss

In thousands
Unaudited

	Three Months Ended			Nine Months Ended	
	Sept 30, 2024	June 30, 2024	Sept 30, 2023	Sept 30, 2024	Sept 30, 2023
GAAP Gross loss	$(14,032)	$(13,680)	$(18,160)	$(38,168)	$(51,119)
Non-GAAP adjustments:					
Stock-based compensation	1,204	298	2,255	4,897	6,842
Amortization of intangible assets	197	166	166	529	497
Accelerated depreciation related to certain property, plant & equipment items	933	1,295	6,647	4,363	6,647
Non-GAAP Gross loss	$(11,698)	$(11,921)	$(9,092)	$(28,379)	$(37,133)

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

In thousands
Unaudited

	Three Months Ended			Nine Months Ended	
	Sept 30, 2024	June 30, 2023	Sept 30, 2023	Sept 30, 2024	Sept 30, 2023
GAAP operating expenses	$101,825	$114,042	$110,769	$331,181	$363,597
Non-GAAP adjustments:					
Stock-based compensation	(30,564)	(36,781)	(42,627)	(108,415)	(153,189)
Restructuring costs	(3,284)	(6,262)	—	(9,546)	—
Amortization of intangible assets	(834)	(834)	(932)	(2,502)	(2,761)
Impairment of goodwill & intangible assets	(6,647)	—	—	(6,647)	—
Transaction costs relating to acquisition activities	(5)	(1)	(17)	(237)	(53)
Non-GAAP operating expenses	$60,491	$70,164[7]	$67,193	$203,834	$207,594

Q3 2024 Quarterly Business Update

Please refer to Footnotes on page 37 for more detail. 34

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

In thousands, except share and per share data
Unaudited

	Three Months Ended			Nine Months Ended	
	Sept 30, 2024	June 30, 2024	Sept 30, 2023	Sept 30, 2024	Sept 30, 2023
GAAP Net income (loss)	$27,403	$(130,607)	$(134,338)	$(228,918)	$(422,868)
Non-GAAP adjustments:					
Stock-based compensation	31,768	37,079	44,882	113,312	160,031
Amortization of intangible assets	1,031	1,000	1,098	3,031	3,258
Accelerated depreciation related to certain property, plant & equipment items	933	1,295	6,647	4,363	6,647
Impairment of goodwill and intangible assets	6,647	—	—	6,647	—
Gain on extinguishment of debt	(147,346)	—	—	(147,346)	—
Impairment of investments	—	4,000	—	4,000	—
Restructuring costs, including stock-based compensation	3,284	6,262	—	9,546	—
Gain from acquisition of EM4	—	—	—	(1,752)	—
Transaction costs relating to acquisition activities	5	1	17	237	53
Change in fair value of embedded derivative	(2,476)	—	—	(2,476)	—
Change in fair value of warrant liabilities	(65)	(163)	(2,373)	(1,050)	(1,345)
Non-GAAP Net loss	$(78,816)	$(81,133)	$(84,067)	$(240,406)	$(254,224)
GAAP Net income (loss) per share:					
Basic[8]	$0.06	$(0.29)	$(0.34)	$(0.51)	$(1.11)
Non-GAAP Net loss per share					
Basic[8]	$(0.16)	$(0.18)	$(0.21)	$(0.53)	$(0.66)
Shares used in computing GAAP Net loss per share					
Basic[8]	480,016,365	453,978,904	394,591,942	453,074,622	382,673,871
Shares used in computing Non-GAAP Net loss per share					
Basic[8]	480,016,365	453,978,904	394,591,942	453,074,622	382,673,871

Q3 2024 Quarterly Business Update

Please refer to Footnotes on page 37 for more detail.

35

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow

In thousands
Unaudited

	Three Months Ended			Nine Months Ended	
	Sept 30, 2024	Jun 30, 2024	Sept 30, 2023	Sept 30, 2024	Sept 30, 2023
GAAP Operating cash flow	$(55,754)	$(77,707)	$(56,543)	$(214,692)	$(194,526)
Non-GAAP adjustments:					
Capital expenditures[9]:	(2,658)	(302)	(4,298)	(4,244)	(21,129)
Non-GAAP Free cash flow[3]	$(58,412)	$(78,009)	$(60,841)	$(218,936)	$(215,655)

Summary of Stock-Based Compensation and Intangibles Amortization

In thousands
Unaudited

	Three Months Ended Sept 30,			
	2024		2023	
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of sales	$1,204	$197	$2,255	$166
Research and development	10,862	599	12,886	599
Sales and marketing	4,171	235	6,536	333
General and administrative	15,531	—	23,205	—
Restructuring costs	1,068	—	—	—
Total	$32,836	$1,031	$44,882	$1,098

	Three Months Ended June 30,			
	2024		2023	
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of sales	$298	$166	$1,925	$166
Research and development	16,378	599	20,541	599
Sales and marketing	3,557	235	9,792	333
General and administrative	16,846	—	26,937	—
Restructuring costs	1,412	—	—	—
Total	$38,491	$1,000	$59,195	$1,098

	Nine Months Ended Sept 30,			
	2024		2023	
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of sales	$4,897	$529	$6,842	$497
Research and development	41,724	1,797	50,898	1,762
Sales and marketing	12,951	705	22,156	999
General and administrative	53,740	—	80,135	—
Restructuring costs	2,480	—	—	—
Total	$115,792	$3,031	$160,031	$3,258

Q3 2024 Quarterly Business Update

Please refer to Footnotes on page 37 for more detail.

36

Footnotes & Legal Notices Footnotes 1 Software: Various Luminar software capabilities are still in development and have not achieved “technology feasibility” or “production ready” status. 2 Non-GAAP metrics: Please refer to Reconciliation of GAAP to Non-GAAP financial measures on slides 31-36. 3 Free Cash Flow: Free cash flow is a non-GAAP measure and is defined as Operating cash flow less Capital expenditures. 4 Cash & Liquidity: Includes Cash, cash equivalents, and marketable securities, as well as applicable lines of credit and other facilities. 5 Change in Cash: Refers to change in cash, cash equivalents, and marketable securities, and excludes incremental liquidity from undrawn line of credit. 6 As of 11/08, ~$23M of our Series 1 2030 convertible bonds have been converted to equity, with ~$59M Series 1 2030 convertible still outstanding. We continue to have ~$203M remaining on our 2026 convertible debt and $192M of our Series 2 2030 convertible debt 7 Non-GAAP operating expenses for June 30, 2024 reflects a correction to the amount reported in the last Earnings Release to not adjust to Impairment of investments. 8 Luminar is in the process of finalizing the appropriate weighted average common shares outstanding for its GAAP dilutive EPS calculation for the three months ended September 30, 2024. Accordingly, it has not reported diluted earnings per share as required by GAAP. Luminar estimates the number of fully-diluted shares to be between 500 million and 640 million shares 9 Capital expenditures: Excludes Vendor stock-in-lieu of cash program - purchases and advances for capital projects and equipment of $3.2M for the Three Months Ended September 30, 2023 and $7.4M for the Nine Months Ended September 30, 2023. Forward-looking statements This presentation of Luminar technologies, inc. (“Luminar” or the “company”) includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private securities litigation reform act of 1995. Forward-looking statements may be identified by the use of words such as “future,” “growth,” “opportunity,” “well-positioned,” "forecast," "intend," "seek," "target," “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding whether next generation sensors and software will be developed successfully or will accelerate automaker adoption, whether new automaker agreements will develop successfully into product launches, whether cost reduction efforts will continue to result in improved operational and financial efficiency, including projected free cash flow generation, expected achievement and timing of manufacturing scale up, OEM production readiness, next-gen LiDAR prototype development, continued software and AI development and performance, program milestones, Order Book growth, expected milestones, market size estimates, product efficacy, near-term priorities, including plans to ramp production and ramp down costs, operating expenses and cost of sales, and the financial guidance for Q4 2024. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of Luminar’s management and are not guarantees of actual performance. You are cautioned not to place undue reliance upon any forward-looking statements, including the projections, which speak only as of the date made. Luminar does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this presentation are based on the company’s current expectations and beliefs concerning future developments and their potential effects on Luminar. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward- looking statements, including the risks discussed in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Luminar’s most recently filed periodic reports on Form 10-K and Form 10-Q, and other documents Luminar files with the SEC. Should one or more of these risks or uncertainties materialize, or should any of management’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Luminar does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not put undue reliance on these statements. All statements made in this presentation are made only as of the date set forth at the beginning of this presentation. Luminar undertakes no obligation to update the information made in this presentation in the event facts or circumstances subsequently change after the date of this presentation. Luminar has not filed its Form 10-Q for the quarter ended September30, 2024. As a result, all financial results described in this presentation should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time that Luminar files its Form 10-Q. Notice of late filing Luminar expects to file a notification of late filing on Form 12b-25 with the SEC, which will provide an automatic 5-day extension of the filing deadline for its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 (the “Quarterly Report”), to November 18, 2024. Luminar requires additional time to complete the quarter-end review due to the complexity of the analysis relating to the previously announced convertible notes exchange transaction consummated in August 2024. Luminar expects to file the Quarterly Report as soon as practicable within the 5-day extension period. Trademarks and trade names Luminar owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended in, and does not imply, a relationship with Luminar, or an endorsement or sponsorship by or of Luminar. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Luminar will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor in these trademarks, service marks and trade names. 37Q3 2024 Quarterly Business Update Legal Notices Industry and market data In this presentation, Luminar relies on and refers to information and statistics regarding the sectors in which Luminar competes and other industry data. Luminar obtained this information and statistics from third-party sources, including reports by market research firms. Although Luminar believes these sources are reliable, the company has not independently verified the information and does not guarantee its accuracy and completeness. Luminar has supplemented this information where necessary with information from discussions with Luminar customers and Luminar’s own internal estimates, taking into account publicly available information about other industry participants and Luminar’s management’s best view as to information that is not publicly available. Use of non-GAAP financial measures In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this presentation contains certain non-GAAP financial measures and certain other metrics. Non-GAAP financial measures and these other metrics do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures and metrics presented by other companies. Luminar considers these non-GAAP financial measures and metrics to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures and metrics to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non- GAAP financial measures and metrics are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures and metrics should not be considered a substitute for financial information presented in accordance with GAAP. This presentation includes non-GAAP financial measures, including non-GAAP cost of sales, gross loss/gross profit, operating expenses, net loss, EPS, and Free Cash Flow. Non-GAAP cost of sales is defined as GAAP cost of sales adjusted for stock-based compensation expense, amortization of intangible assets, and accelerated depreciation related to certain property, plant and equipment items. Non- GAAP gross loss/gross profit is defined as GAAP gross loss/gross profit adjusted for stock-based compensation expense, amortization of intangible assets, and accelerated depreciation related to certain property, plant and equipment items. Non-GAAP operating expenses is degined as GAAP total operating expenses adjusted for stock-based compensation expense, restructuring costs, amortization of intangible assets, impairment of goodwill and intangible assets, and transction costs relating to acquisition activities. Non-GAAP net loss is defined as GAAP net loss adjusted for stock-based compensation expense, amortization of intangible assets, accelerated depreciation related to certain property, plant and equipment items, impairment of goodwill and intangible assets, gain on extinguishment of debt, impairment of investments, restructuring costs, gain from certain acquisitions, transaction costs relating to acquisition activities, change in fair value of embedded derivative, and change in fair value of warrant liabilities. Free Cash Flow is defined as operating cash flow less capital expenditures. We use “Order Book” as a metric to measure performance against anticipated achievement of planned key milestones of our business. Order Book is defined as the forward-looking cumulative billings estimate of Luminar’s hardware and software products over the lifetime of given vehicle production programs which Luminar’s technology is expected to be integrated into or provided for, based primarily on projected / actual contractual pricing terms and our good faith estimates of “take rate” of Luminar’s technology on vehicles. “Take rates” are the anticipated percentage of new vehicles to be equipped with Luminar’s technology based on a combination of original equipment manufacturer (“OEM”) product offering decisions and predicted end consumer purchasing decisions. For programs where we are standard, we assume a 100% take rate, while for programs where we are optional we assume a flat 25%. We include programs in our Order Book when (a) we have obtained a written or verbal agreement (e.g., non-binding expression of interest arrangement or an agreement for non-recurring engineering project), other reasonable expression of commitment, or public announcement with a major industry player, and (b) we expect to ultimately be awarded a significant commercial program. We believe Order Book provides useful information to investors as a supplemental performance metric as our products are currently in a pre-production stage and therefore there are currently no billings or revenues from commercial grade product sales. OEMs customarily place non-cancelable purchase orders with their automotive component suppliers only shortly before or during production. Consequently, we use Order Book to inform investors about the progress of expected adoption of our technologies by OEMs because there is, in our view, no other better metric available at our stage. The Order Book estimate may be impacted by various factors, as described in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the most recent fiscal year and subsequent filings with the Securities and Exchange Commission, including, but not limited to the following: (i) None of our customers make contractual commitments to use our lidar sensors and software until all test and validation activities have been completed, they have finalized plans for integrating our systems, have a positive expectation of the market demand for our features, and unrelated to us, have determined that their vehicle is ready for market and there is appropriate consumer demand. Consequently, there is no assurance or guarantee that any of our customers, including any programs which we included in our Order Book estimates will ever complete such testing and validation or enter into a definitive volume production agreement with us or that we will receive any billings or revenues forecasted in connection with such programs; (ii) The development cycles of our products with new customers vary widely depending on the application, market, customer and the complexity of the product. In the automotive market, for example, this development cycle can be as long as seven or more years. Variability in development cycles make it difficult to reliably estimate the pricing, volume or timing of purchases of our products by our customers; (iii) Customers cancel or postpone implementation of our technology; (iv) We may not be able to integrate our technology successfully into a larger system with other sensing modalities; and (v) The product or vehicle model that is expected to include our lidar products may be unsuccessful, including for reasons unrelated to our technology. These risks and uncertainties may cause our future actual sales to be materially different than that implied by the Order Book metric. 38Please refer to Footnotes on page 37 for more detail. Q3 2024 Quarterly Business Update